EXHIBIT 3

                             STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                              ARTICLES OF AMENDMENT

     Pursuant to Section 33-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.   The name of the corporation is: Peoples Bancorporation, Inc.

2. On July 15, 2004, the corporation adopted the following Amendment(s) of its Articles of Incorporation.

     RESOLVED, that pursuant to a three-for-two split of the authorized shares of the Corporation's common stock, the total number of authorized shares of the Corporation's common stock shall be increased from 10,000,000 shares to 15,000,000 shares and the par value of each authorized share shall be reduced from $1.67 per share to $1.11 per share; and, further,

     RESOLVED, that Article Four of the Corporation's Articles of Incorporation shall, therefore, be amended to read as follows:

          The Corporation is authorized to issue one class of shares to be designated "common." The total number of shares which the Corporation is authorized to issue is 15,000,000 shares, and the par value of each such share is $1.11. The total authorized capital stock is $16,650,000.

3. The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert "not applicable" or "NA").

     Shareholders of record on September 20, 2004 will be issued additional stock certificates representing three shares for every two shares of the Corporation's Common Stock currently held.

4.   Complete either a or b, whichever is applicable.

     a. [ ]  Amendment(s) adopted by shareholder action.

         At the date of adoption of the amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

                                     Number of              Number of          Number of                Number of
                                     out-                   Votes              Shares                   Undisputed*
                  Voting             standing               Entitled           Represented              Shares Voted
                  Group               Shares                to be Cast         at the meeting           For   Against
                  ------             --------               ----------         --------------           -------------


     b.  [X]      The  amendment(s)  was duly  adopted by the  Incorporators  or board of directors without shareholder approval pursuant to Sections 33-6-102(d), 33-10-102 and 33-10-105 of the 1976
                  South Carolina Code as amended, and shareholder action was not required.

5. Unless a delayed date is specified, the effective date of these Articles of Amendments shall be the date of acceptance for filing by the Secretary of State (See Section 33-1-230(b)) September 20, 2004.

                                    PEOPLES BANCORPORATION, INC.
                                    --------------------------------------------
                                    (Name of Corporation

DATE: September 3, 2004             By: s/Riggie R. Ridgeway
      -----------------                -----------------------------------------
                                            (Signature)

                                    Riggie R. Ridgeway
                                    Chief Executive Officer
                                    --------------------------------------------
                                    (Type or Print Name and Office)

*NOTE: Pursuant to Section 33-10-106(6)(i), the corporation can alternatively state the total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment or the total number of undisputed votes cast for the amendment by each voting group together with a statement that the number cast for the amendment by each voting group was sufficient for approval by that voting group.